MALLESONS STEPHEN JAQUES

# Share Sale Deed

Dated

Commonwealth Scientific and Industrial Research Organisation ABN 41 687 119 230 ("**Seller**")

EESTech Inc. ("**Buyer**")

**Mallesons Stephen Jaques**
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com

# Share Sale Deed
Contents

# Share Sale Deed

## Details

| | | |
|---|---|---|
| **Parties** | **Seller and Buyer** | |
| **Seller** | Name | **Commonwealth Scientific and Industrial Research Organisation ("CSIRO")** |
| | ABN/ACN/ARBN | 41 687 119 230 |
| | Address | Riverside Corporate Park<br>5 Julius Avenue<br>North Ryde NSW 2113 |
| | Fax | 02 9490 5578 |
| | Attention | General Manager<br>Commercialisation and Equity Portfolio<br>CSIRO Business Services |
| **Buyer** | Name | **EESTech Inc.** |
| | ABN/ACN/ARBN | SRV 060613050-3218311<br>(Registered in the State of Delaware USA) |
| | Address | Grd Flr Engineering House<br>447 Upper Edward Street<br>Spring Hill QLD 4000 |
| | Fax | 07 3832 1336 |
| | Attention | Director |
| **Recitals** | **A** | ComEnergy Pty Ltd (ABN 97 105 224 897 ) is a company incorporated in Australia and has its registered office at Woolloongabba, Queensland 4102 ("**Company**"). |
| | **B** | The Seller is the registered holder and beneficial owner of 250,000 shares in the capital of the Company (the "**Shares**"). |
| | **C** | The Seller has agreed to sell, and the Buyer has agreed to buy, the Shares on the terms of this deed. |
| **Governing law** | New South Wales | |
| **Date of deed** | See Signing page | |

# Share Sale Deed

## General terms

## 1 Interpretation

### 1.1 Definitions

These meanings apply unless the contrary intention appears.

**Action** means an action, dispute, Claim, demand, investigation, inquiry, prosecution, litigation, proceeding, arbitration, mediation or dispute resolution.

**Authorised Officer** means, in respect of a party, a director or secretary of the party or a person appointed by the party to act as an Authorised Officer under this deed.

**Authority** means any Government Agency responsible for Tax, wherever situated.

**Business Day** means a day other than a Saturday, Sunday or public holiday in Sydney.

**Claim** means any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at Law, in equity, under statute or otherwise.

**Company** means ComEnergy Pty Ltd (ABN 97 105 224 897 ).

**Completion** means completion of the sale and purchase of the Shares in accordance with clause 5 ("Completion") and **Complete** has a corresponding meaning. There may be more than one Completion if Liquatech exercises its Tag Along Rights in clause 4.2 or it rights under the Pre-emption Procedures in clause 4.3.

**Completion Date** means:

(a) 30 June 2007, if the Deed of Waiver is executed or if Liquatech does not otherwise exercise its Tag Along Rights in clause 4.2 or it rights under the Pre-emption Procedures in clause 4.3;

(b) if Liquatech exercises its Tag Along Rights in clause 4.2 or its rights under the Pre-emption Procedures in clause 4.3, a date agreed by the Seller and the Buyer within 14 days of Liquatech exercising those rights; or

(c) in either circumstances, any other date agreed by the Seller and the Buyer.

**Conditions Precedent** means the conditions precedent set out in clause 4 ("Conditions Precedent").

**Confidential Information** means the terms of this deed and all information disclosed to the Receiving Party or any Related Entity or Representative of the Receiving Party, under or in connection with this deed, including:

(a) information which, either orally or in writing, is designated or indicated as being the proprietary or confidential information of the Disclosing Party or any of its Related Entities; and

(b) information which is capable of protection at Law or equity as confidential information,

whether the information was disclosed:

(c) orally, in writing or in electronic or machine readable form;

(d) before, on or after the date of this deed; or

(e) by the Disclosing Party or any of its Representatives, any of its Related Entities, any Representatives of its Related Entities or by any third person.

**Corporations Act** means the Corporations Act 2001 (Cwlth).

**Costs** includes charges and expenses, including those incurred in connection with advisers.

**Deed of Waiver** means the deed referred to in clause 4.1 and annexed in Annexure A.

**Details** means the section of this deed headed "Details".

**Disclosing Party** means the party disclosing Confidential Information.

**Duty** means any stamp, transaction or registration duty or similar charge which is imposed by any Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount which is imposed in that regard.

**Encumbrance** means any security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power, title retention or flawed deposit arrangement or any agreement to create any of them or allow them to exist.

**Excluded Information** means Confidential Information which:

(a) is in or becomes part of the public domain other than through breach of this deed or an obligation of confidence owed to the Disclosing Party or any Related Entity of the Disclosing Party;

(b) the Receiving Party can prove by contemporaneous written documentation was already known to it at the time of disclosure by the Disclosing Party or its Related Entities or Representatives (unless

such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(c) the Receiving Party acquires from a source other than the Disclosing Party or any Related Entity or Representative of the Disclosing Party where such source is entitled to disclose it.

**Government Agency** means any government, governmental, semi-governmental, administrative, fiscal or judicial body department, commission, authority, tribunal, agency or entity.

**GST** means a goods and services or similar tax imposed in Australia.

**GST Act** means the A New Tax System (Goods and Services Tax) Act 1999 (Cwlth).

**Input Tax Credit** has the meaning it has in the GST Act.

**Law** includes:

(a) any law, regulation, authorisation, ruling, judgment, order or decree of any Government Agency; and

(b) any statute, regulation, proclamation, ordinance or by-law in Australia.

**Liability** means any liability or obligation (whether actual, contingent or prospective), including for any Loss irrespective of when the acts, events or things giving rise to the liability occurred but excluding liability for any consequential or indirect losses, economic losses or loss of profits.

**Liquatech** means Liquatech Turbine Co Pty Ltd (ACN 091 035 764).

**Loss** means all damage, loss, cost and expense (including legal costs and expenses of whatsoever nature or description) but excluding any liability for consequential or indirect losses, economic losses or loss of profits.

**Purchase Price** means the aggregate consideration payable for the Shares calculated in accordance with this deed.

**Receiving Party** means the recipient of Confidential Information.

**Related Entity** has the meaning it has in the Corporations Act.

**Representative** of a party includes an employee, agent, officer, director, auditor, adviser, partner, associate, consultant, joint venturer or sub-contractor of that party.

**Shareholder Agreement** means the Shareholders Agreement dated 22 August 2003 between CSIRO and Liquatech and the Company.

**Shares** means the issued shares in the capital of the Company agreed to be sold under this deed and **Share** means any one of those shares.

**Tax** means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any Authority and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above but excludes Duty.

**Tax Act** means the Income Tax Assessment Act 1936 ("Cwlth") or the Income Tax Assessment Act 1997 (Cwlth), as the context requires.

**Tax Invoice** has the meaning it has in the GST Act.

**Tax Law** means a Law with respect to or imposing any Tax or Duty.

**Technology** means the technology the subject of the Licence Agreement between the Seller and the Company dated 22 August 2003, defined as "Turbine Technology and Project Results".

**Trade Practices Act** means the Trade Practices Act 1974 ("Cwlth").

**Warranties** means the warranties and representations in this deed including clause 9 ("Warranties and representations") and **Warranty** has a corresponding meaning.

## 1.2 References to certain general terms

Unless the contrary intention appears, a reference in this deed to:

(a) **(clauses, annexures and schedules)** a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this deed;

(b) **(variations or replacements)** a document (including this deed) includes any variation or replacement of it;

(c) **(reference to statutes)** a statute, ordinance, code or other Law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d) **(singular includes plural)** the singular includes the plural and vice versa;

(e) **(person)** the word "person" includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association, or any Government Agency;

(f) **(executors, administrators, successors)** a particular person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(g) **(dollars)** Australian dollars, dollars, $ or A$ is a reference to the lawful currency of Australia;

(h) **(calculation of time)** a period of time dating from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(i) **(reference to a day)** a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(j) **(meaning not limited)** the words "include", "including", "for example" or "such as" when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(k) **(time of day)** time is a reference to Sydney time;

(l) **(reference to any thing)** any thing (including any amount) is a reference to the whole and each part of it.

### 1.3 Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this deed.

## 2 Sale and purchase of Shares

### 2.1 Sale and purchase

Subject to clause 4 (Conditions Precedent), the Seller agrees to sell the Shares to the Buyer and the Buyer agrees to buy the Shares from the Seller, on the terms and conditions of this deed.

### 2.2 Free from Encumbrance

The Shares must be transferred free from any Encumbrance and with all rights, including dividend rights, attached or accruing to them on and from the date of this deed.

## 3 Purchase Price

The price payable for the Shares is $2.12 per Share transferred. If all Shares are transferred, then the total price payable will be $530,000.00.

## 4 Conditions Precedent

### 4.1 Conditions Precedent

Clause 2 (Sale and purchase of Shares) and Completion is conditional on either:

(a) execution by Liquatech and the Seller of the Deed of Waiver within 7 days after this deed is executed; or

(b) the parties following the procedures set out in clause 4.2 and clause 4.3.

### 4.2 Tag Along Rights

(a) Unless the Deed of Waiver is executed, within 14 days after this Deed is executed, the Seller will offer Liquatech a right of co-sale to the Buyer in accordance with clause 19 of the Shareholders Agreement at $2.12 per Share. Under that clause, within 7 business days of being notified, Liquatech has the right to exercise proportional "tag along" rights ("**Tag Along Rights**"). This means that the Buyer may be offered up to 125,000 of the shares held by Liquatech, in place of the equivalent shares held by the Seller.

(b) If Liquatech exercises its Tag Along Rights, then the Buyer agrees to:

(i) buy all of the offered Shares in the Company from both the Seller and Liquatech; and

(ii) submit a further offer for any remaining shares in the Company held by the Seller, at a purchase price of $2.12 per share (subject to clause 19 of the Shareholders Agreement); and

(iii) repeat this process until the Seller has disposed of all of its Shares in the Company.

(c) By way of example only, the parties acknowledge that a situation like the following could result. The Buyer may be obliged to:

(i) accept 125,000 of Liquatech's shares and 125,000 of the Seller's shares in the first round, at a total price of $530,000;

(ii) accept 30,000 of Liquatech's shares (assuming Liquatech does not fully participate in the second round) and 95,000 of the Seller's shares in the second round, at a total price of $265,000; and

(iii) accept the Seller's remaining 30,000 shares (assuming Liquatech does not participate at all in the third round), at a total price of $63,600.

### 4.3 Pre-emption procedures

(a) If Liquatech does not exercise its Tag Along Rights (during any of the rounds of offers contemplated by the Tag Along Rights), unless the Deed of Waiver is executed, the Seller will comply with the pre-emption procedures specified in clause 18.2 of the Shareholders Agreement ("**Pre-emption Procedure**").

(b) Under clause 18.2 of the Shareholders Agreement, Liquatech has 28 days after receiving a notice from the Company's directors to consider purchasing some or all of the Seller's shares, which the Buyer has offered to purchase, at the same price as the Purchase Price specified in this deed.

(c) The Buyer agrees to purchase any of the Seller's remaining shares in the Company that are not purchased by Liquatech in accordance with the Pre-emption Procedure, at a purchase price of $2.12 per share.

### 4.4 Reasonable endeavours

Each party must use its reasonable endeavours to obtain the satisfaction of the Conditions Precedent. The parties must keep each other informed of any circumstances which may result in any Condition Precedent not being satisfied in accordance with its terms.

## 5 Completion

### 5.1 Time and place of Completion

Completion will take place at 3.00pm on the Completion Date at the offices of Mallesons Stephen Jaques, Solicitors, Level 61, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000 or any other time and place agreed between the Seller and the Buyer.

### 5.2 Seller's obligations

On Completion, the Seller must deliver to the Buyer executed transfers in favour of the Buyer (or as it may direct) of all the Shares being transferred and the share certificates for those Shares.

### 5.3 Buyer's obligations

On Completion the Buyer must pay the Seller in accordance with clause 6.1 ("Payment on Completion") if the Seller complies with clause 5.2 ("Seller's obligations").

## 6 Payment of the Purchase Price

### 6.1 Payment on Completion

On Completion, the Buyer agrees to pay to the Seller (or as the Seller directs):

(a) the sum of $2.12 per Share transferred; and

(b) $5,000 towards the Seller's legal fees (see clause 15.1).

### 6.2 Consideration does not include GST

The consideration specified in this deed does not include any amount for GST.

### 6.3 Recovery of GST

If a supply under this deed is subject to GST, the recipient must pay to the supplier an additional amount equal to the Amount of the Consideration multiplied by the applicable GST rate.

### 6.4 Time of payment

The additional amount is payable at the same time as the consideration for the supply is payable or is to be provided. However, the additional amount need not be paid until the supplier gives the recipient a Tax Invoice.

### 6.5 Adjustment of additional amount

If the additional amount differs from the amount of GST payable by the supplier, the parties must adjust the additional amount accordingly.

### 6.6 Reimbursement

If a party is entitled to be reimbursed or indemnified under this deed, the amount to be reimbursed or indemnified does not include any amount for GST for which the party is entitled to an Input Tax Credit.

### 6.7 Method of payment

Each payment referred to in this clause 6 must be made by direct deposit of cleared funds to the credit of the following bank account:
Account Name: CSIRO Collectors receipts account
Bank Name: Westpac
Branch: Petrie Plaza, Canberra City
BSB: 032 719;
Account Number: 226787.

## 7 Assignment of debts

### 7.1 Agreement to assign

The Seller agrees to assign to the Buyer, without any warranties by the Seller or the acceptance of any liabilities by the Seller, the following debts from the Company within 30 days after Completion of the transfer of all of the Shares held by the Seller:

(a) $82,814.00 for payment for certain research activities conducted by the Seller; and

(b) $151,095.00 as reimbursement for patent prosecution costs and expenses incurred by the Seller.

The Buyer will accept all risks in relation to recovering the debts from the Company.

### 7.2 Formal agreement

The parties agree that the Seller will prepare the first draft of the assignment deed under clause 7.1, which will include reasonable details of the debts, within 14 days after the Completion of the transfer of all of the Shares held by the Seller and submit the draft deed to the Buyer for approval and execution within 30 days after Completion of the transfer of all of the Shares held by the Seller.

# 8 Licence Agreement

## 8.1 Agreement to assign Technology

If the Seller terminates its existing licence agreement with the Company dated 22 August 2003 (**"Licence Agreement"**), or otherwise agrees with the Company to terminate the Licence Agreement, and either:

(a) the Buyer achieves working capital in the sum of $5,000,000.00 (Five Million Australian Dollars), or

(b) the Buyer enters into an agreement for the provision of a 10MW or larger power plant,

then, at the Buyer's option, the Seller will:

(a) waive all past, present and future licence fees owing or to be owed by the Company to the Seller; and

(b) transfer to the Buyer, without any warranties by the Seller or the acceptance of any liabilities by the Seller, all rights, title and interests including all intellectual property rights and future entitlements to licence fees in respect of the Technology the subject of the Licence Agreement, free of cost to the Buyer.

## 8.2 Formal agreement

The parties agree that the Seller will prepare the first draft of the assignment deed under clause 8.1 within 30 days of the date of exercise by the Buyer of the option in clause 8.1 and submit the draft deed to the Buyer for approval and execution within a further 30 days from the date of submission.

# 9 Warranties and representations

## 9.1 Seller's Warranties

The Seller represents and warrants to the Buyer that each of the following statements is correct and not misleading in any material respect on the date of this deed and will be correct and not misleading as at the Completion Date as if made on each of those dates:

(a) it has the power to enter into and perform this deed and has obtained all necessary consents and authorisations to enable it to do so;

(b) the entry into and performance of this deed by it does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under any agreement or undertaking by which it is bound;

(c) this deed constitutes valid and binding obligations upon it enforceable in accordance with its terms by appropriate legal remedy;

(d) the Seller is the registered and beneficial owner of the Shares; and

(e) there are no Encumbrances over the Shares.

## 9.2 Buyer's acknowledgement

The Buyer acknowledges and agrees that:

(a) in entering into this deed and in proceeding to Completion, the Buyer does not rely on any statement, representation, warranty, condition, forecast or other conduct which may have been made by or on behalf of the Seller, except the Warranties;

(b) the Seller makes no warranties or representations about the Company;

(c) it has nevertheless independently and without the benefit of any inducement, representations or warranty (other than the Warranties) from the Seller or its agents determined to enter into this deed;

(d) subject to any Law to the contrary and except as provided in the Warranties, all terms, conditions, warranties and statements, whether express, implied, written, oral, collateral, statutory or otherwise, are excluded, and the Seller disclaims all Liability in relation to them, to the maximum extent permitted by Law;

(e) the Buyer agrees not to make and waives any right it may have to make any Claim against the Seller or any of its Representatives under any provision of the Trade Practices Act or the corresponding provision of any other Commonwealth, state or territory enactment, for any statement or representation concerning the Shares or the Company.

# 10 Limitations of Liability

## 10.1 Maximum Liability

The Seller's total liability for loss or damage of any kind not excluded by clause 10.2 ("Exclusion of consequential liability") however caused, in contract, tort, (including negligence), under any statute or otherwise from or relating in any way to this deed or its subject matter is limited in aggregate for any and all Claims to $50,000.

## 10.2 Exclusion of consequential liability

The Seller excludes all liability for indirect and consequential loss or damage (including for loss of profit (whether direct, indirect, anticipated or otherwise), loss of expected savings, opportunity costs, loss of business (including loss or reduction of goodwill), damage to reputation and loss or corruption of data regardless of whether any or all of these things are considered to be indirect or consequential losses or damage) in contract, tort (including negligence), under any statute or otherwise arising from or related in any way to this deed or its subject matter.

## 10.3 Act or omission after Completion

The Seller's liability to the Buyer for loss or damage of any kind in contract, tort (including negligence), under any statute or in relation to or arising out of this deed including a breach of a Warranty will be reduced to the extent that

the Claim arises as a result of or in connection with any act or omission after Completion by the Buyer or the Company.

## 11 Buyer's warranties

### 11.1 Buyer's warranties

The Buyer represents and warrants to the Seller that each of the following statements is correct and not misleading in any material respect on the date of this deed and will be correct and not misleading as at the Completion Date as if made on each of those dates:

(a) it has the power to enter into and perform this deed and has obtained all necessary consents and authorisations to enable it to do so;

(b) the entry into and performance of this deed by it does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under any agreement or undertaking by which it is bound;

(c) this deed constitutes valid and binding obligations upon it enforceable in accordance with its terms by appropriate legal remedy;

(d) no voluntary arrangement has been proposed or reached with any creditors of the Buyer; and

(e) the Buyer is able to pay its debts as and when they fall due.

## 12 Default

### 12.1 Failure by a party to Complete

If a party does not Complete, other than as a result of default by the other party, the non-defaulting party may give the defaulting party notice requiring it to Complete within 14 days of receipt of the notice.

### 12.2 Specific performance or termination

If the defaulting party does not Complete within the period specified in clause 12.1 ("Failure by a party to Complete") the non-defaulting party may choose either to proceed for specific performance or terminate this deed. In either case, the non-defaulting party may seek damages for the default.

### 12.3 Termination of deed

A termination of this deed under this clause will not affect any other rights the parties have against one another at Law or in equity.

## 13 Confidential Information

### 13.1 Confidential Information

No Confidential Information may be disclosed by the Receiving Party to any person except:

(a) to Representatives of the Receiving Party or its Related Entities requiring the information for the purposes of this deed;

(b) with the consent of the Disclosing Party;

(c) if the Receiving Party is required to do so by Law, a stock exchange or any regulatory authority; or

(d) if the Receiving Party is required to do so in connection with legal proceedings relating to this deed.

### 13.2 Disclosure of Confidential Information

If the Receiving Party discloses information under clause 13.1(a) or (b) ("Confidential Information") the Receiving Party must use its reasonable endeavours to ensure that recipients of the Confidential Information do not disclose the Confidential Information except in the circumstances permitted in clause 13.1 ("Confidential Information").

### 13.3 Use of Confidential Information

The Buyer must not use any Confidential Information except for the purpose of performing its obligations under this deed.

### 13.4 Excluded Information

Clauses 13.1 ("Confidential Information"), 13.2 ("Disclosure of Confidential Information") and 13.3 ("Use of Confidential Information") do not apply to Excluded Information.

## 14 Announcements and use of name

### 14.1 Public announcements

The Buyer must not, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this deed unless it has first obtained the written consent of the Seller which consent is not to be unreasonably withheld and provided that the Seller has first made it own announcement.

### 14.2 Use of name

Subject to this clause 14, the Buyer must not, and must use its best endeavours to ensure that the Company, its marketers or representatives also do not, use the name of the Seller, including in a historical context, without previously having obtained the specific written consent of the Seller (which may be withheld at the Seller's absolute discretion). The use of such name will be subject to any conditions attaching to such consent.

### 14.3 Historical statements

If the Seller consents under clause 14.2 to the Buyer referring to the Seller when making accurate statements about the history of the Seller's involvement in the Company or the Technology, then:

(a) such statements must not give the appearance or impression that the Seller endorses the Technology or is currently involved in the activity to which the statement relates;

(b) the Buyer must comply with any conditions attaching to such consent; and

(c) such statements must not appear on the Buyer's or Company's website or in marketing materials.

### 14.4 Use of logo

The Buyer must not use the Seller's logo in any circumstances and must use its best endeavours to ensure that the Company, its marketers or representatives also do not use the Seller's logo.

### 14.5 Capital raising

The Buyer must not refer to or use the Seller's name in any form or context in a capital raising document and must use its best endeavours to ensure that the Company, its marketers or representatives also do not use the Seller's name in that context.

### 14.6 Withdrawal

Where consent to use the Seller's name is granted to the Buyer, the Company or its contractors, either pursuant to this deed or by express written consent, the Seller reserves the right to withdraw that permission on 7 days written notice. Where the Seller provides written notification of its intention to withdraw permission, the affected party must cease any further use and withdraw all references to the Seller's name within 7 days.

### 14.7 Inaccurate statements

The Buyer must not knowingly make or permit to be made by the Company, its marketers or representatives any inaccurate or misleading statement concerning the Seller in any publication or discussion relating thereto.

## 15 Costs and stamp duty

### 15.1 Legal costs

The Buyer agrees to contribute $5,000 towards the Seller's legal fees in the preparation of this deed and other related documentation, payable to the Seller on Completion. The Buyer acknowledges that the Seller is not required to provide any substantiation of those legal fees. The Seller and the Buyer agree to otherwise pay their own legal and other costs and expenses in connection with the negotiation, preparation, execution and completion of this deed and other related documentation, except for stamp duty.

### 15.2 Stamp duty

The Buyer agrees to pay all stamp duty (including fines and penalties) chargeable, payable or assessed in relation to this deed and the transfer of the Shares to the Buyer.

## 16 Notices and other communications

### 16.1 Form - all communications

Unless expressly stated otherwise in this deed, all notices, certificates, consents, approvals, waivers and other communications in connection with this deed must be:

(a) in writing;

(b) in English;

(c) signed by the sender (if an individual) or an Authorised Officer of the sender; and

(d) marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

### 16.2 Delivery

Communications must be:

(a) left at the address set out or referred to in the Details;

(b) sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details;

(c) sent by fax to the fax number set out or referred to in the Details; or

(d) given in any other way permitted by Law.

However, if the intended recipient has notified a changed address, fax number then the communication must be to that address, fax number.

### 16.3 When effective

Communications take effect from the time they are received or taken to be received under clause 16.4 ("When taken to be received") (whichever happens first) unless a later time is specified.

### 16.4 When taken to be received

Communications are taken to be received:

(a) if sent by post, three days after posting (or seven days after posting if sent from one country to another); or

(b) if sent by fax, at the time shown in the transmission report as the time that the whole fax was sent; or

whichever happens first.

### 16.5 Receipt outside business hours

Despite clauses 16.3 ("When effective") and 16.4 ("When taken to be received"), if communications are received or taken to be received under clause 16.4 after 5.00pm in the place of receipt or on a non-Business Day, they are taken to be received at 9.00am on the next Business Day and take effect from that time unless a later time is specified.

## 17 Miscellaneous

### 17.1 No assignment

No party may assign or otherwise deal with its rights under this deed or allow any interest in them to arise or be varied in each case without the consent of the other party, which consent must not be unreasonably withheld or delayed.

### 17.2 Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this deed expressly states otherwise.

### 17.3 Partial exercising of rights

If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

### 17.4 No liability for loss

A party is not liable for Loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy under this deed.

### 17.5 Approvals and consents

By giving its approval or consent a party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

### 17.6 Conflict of interest

The parties' rights and remedies under this deed may be exercised even if it involves a conflict of duty or a party has a personal interest in their exercise.

### 17.7 Remedies cumulative

The rights and remedies provided in this deed are in addition to other rights and remedies given by Law independently of this deed.

### 17.8 Rights and obligations are unaffected

Rights given to the parties under this deed and the parties' liabilities under it are not affected by anything which might otherwise affect them by Law.

### 17.9 Variation and waiver

A provision of this deed or a right created under it may not be waived or varied except in writing, signed by the party or parties to be bound.

### 17.10 No merger

Clauses 9, 10, 11, 13 and 14 do not merge and are not extinguished on Completion and will survive after Completion.

### 17.11 Further steps

Each party agrees, at its own expense, to do anything the other party asks (such as obtaining consents, signing and producing documents and getting documents completed and signed) as may be necessary or desirable to give full effect to the provisions of this deed and the transactions contemplated by it.

### 17.12 Entire agreement

This deed constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

### 17.13 Construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this deed or any part of it.

### 17.14 Counterparts

This deed may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument.

## 18 Governing Law, jurisdiction and service of process

### 18.1 Governing Law

This deed is governed by the Law in force in the place specified in the Details.

### 18.2 Jurisdiction

Each party submits to the non-exclusive jurisdiction of the courts of the place specified in the Details and courts of appeal from them. Each party waives any right it has to object to an Action being brought in those courts including, without limitation, by claiming that the Action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

### 18.3 Serving documents

Without preventing any other method of service, any document in an Action may be served on a party by being delivered to or left at that party's address in the Details.

**EXECUTED** as a deed

# Share Sale Deed

# Signing page

**DATED:** 26 June 2006

**CSIRO**

**SIGNED, SEALED AND DELIVERED** for and on behalf of **THE COMMONWEALTH SCIENTIFIC AND INDUSTRIAL RESEARCH ORGANISATION ABN 41 687 119 230** by its duly authorised officer:

Signature of Authorised Officer

JAN BINGLEY

Name of Authorised Officer (block letters)

Signature of Witness

ELLEN CLAESSON

Name of Witness (block letters)

**EESTech**

**EXECUTED** by **EESTECH INC.** in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:

Signature of director

MURRAY JAMES BAILEY

Name of director (block letters)

Signature of ~~director~~/company secretary*

*delete whichever is not applicable

IAN LINDSAY HUTCHESON

Name of ~~director~~/company secretary* (block letters)

*delete whichever is not applicable

# Share Sale Deed

# Annexure A - Deed of Waiver

MALLESONS STEPHEN JAQUES

# Deed of Waiver

Dated 1 June 2007

Commonwealth Scientific and Industrial Research Organisation ABN 41 687 119 230 ("**CSIRO**")

Liquatech Turbine Co Pty Ltd ABN 22 091 035 764 ("**Liquatech**")

**Mallesons Stephen Jaques**
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com

# Deed of Waiver

## Details

| | | |
|---|---|---|
| **Parties** | **CSIRO and Liquatech** | |
| **CSIRO** | Name | **Commonwealth Scientific and Industrial Research Organisation** |
| | ABN | 41 687 119 230 |
| | Address | Riverside Corporate Park<br>5 Julius Avenue<br>North Ryde NSW 2113 |
| **Liquatech** | Name | **Liquatech Turbine Co Pty Ltd** |
| | ABN | 22 091 035 764 |
| | Address | c/- Winchester Young and Maddern<br>125 Oates Avenue,<br>Holland Park QLD 4121 |
| **Recitals** | **A** | ComEnergy Pty Ltd (ABN 97 105 224 897 ) is a company incorporated in Australia and has its registered office at Woolloongabba, Queensland 4102 ("**Company**"). |
| | **B** | CSIRO is the registered holder and beneficial owner of 250,000 shares in the capital of the Company (the "**Shares**"). |
| | **C** | Liquatech is the registered holder and beneficial owner of 250,000 shares in the capital of the Company. |
| | **D** | CSIRO wants to sell the Shares to EESTech Inc. under a Share Sale Deed. EESTech Inc. owns 58% of the shares in Liquatech Pty Limited, which owns 100% of the shares in Liquatech. |
| | **E** | Liquatech has agreed to waive its rights under clauses 18 and 19 of the Shareholders Agreement dated 22 August 2003 between CSIRO and Liquatech and the Company ("**Shareholders Agreement**"). |
| **Governing law** | New South Wales | |
| **Date of deed** | See Signing page | |

# Deed of Waiver

## General terms

### 1 Waiver

Liquatech hereby waives its rights under clauses 18 and 19 of the Shareholders Agreement, as they relate to CSIRO's proposed sale of the Shares to EESTech Inc.

### 2 Payment

CSIRO agrees to pay Liquatech $10, receipt of which is hereby acknowledged by Liquatech.

### 3 Liquatech's warranties

Liquatech warrants that:

(a) it has the power to enter into and grant the waiver in this deed and it has obtained all necessary consents and authorisations to enable it to do so;

(b) the execution and performance of this deed by it has been duly and validly authorised by all necessary corporate action; and

(c) this deed constitutes valid and binding obligations upon it.

### 4 Liquatech's acknowledgments

Liquatech acknowledges and agrees that:

(a) in entering into this deed, it does not rely on any statement, representation, warranty or other conduct which may have been made by or on behalf of CSIRO;

(b) it has independently and without the benefit of any inducement or representations from CSIRO or its agents determined to enter into this deed; and

(c) subject to any law to the contrary, all terms, conditions, warranties and statements by CSIRO, whether express, implied, written, oral, collateral, statutory or otherwise, are excluded.

## 5 Governing law

This deed is governed by the law in force in the place specified in the Details and each party submits to the non-exclusive jurisdiction of the courts of that place.

**EXECUTED** as a deed

# Deed of Waiver

## Signing page

**DATED: 1 June 2007**

| | |
|---|---|
| **SIGNED, SEALED AND DELIVERED** for and on behalf of **THE COMMONWEALTH SCIENTIFIC AND INDUSTRIAL RESEARCH ORGANISATION ABN 41 687 119 230** by its duly authorised officer: | |
| ........................................ Signature of Authorised Officer | ........................................ Signature of Witness |
| JAN BINGLEY ........................................ Name of Authorised Officer (block letters) | ELLEN GORISSEN ........................................ Name of Witness (block letters) |

| | |
|---|---|
| **EXECUTED** by **LIQUATECH TURBINE CO PTY LTD** in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors: | |
| ........................................ Signature of director | ........................................ Signature of director/~~company~~ secretary* <br>*delete whichever is not applicable |
| MURRAY JAMES BAILEY ........................................ Name of director (block letters) | ........................................ Name of director/~~company secretary~~* (block letters) <br>*delete whichever is not applicable |